FOURTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Fourth Amendment to Participation Agreement (“Amendment”) is entered into by and among Franklin Distributors, LLC (formerly known as Legg Mason Investor Services, LLC) (the “Distributor”), Franklin Templeton Fund Adviser, LLC (formerly known as Legg Mason Partners Fund Advisor, LLC) (the “Adviser”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Brighthouse Life Insurance Company (the “Company”), collective (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated January 1, 2009, as amended, (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, effective July 7, 2021, the Distributor changed its name from Legg Mason Investor Services, LLC to Franklin Distributors, LLC;

WHEREAS, the Parties desire to amend the Agreement to add Legg Mason Partners Income Trust and Legg Mason Global Asset Management Trust (each a “Fund”, and together with Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust, the “Funds”), each as a Party to the Agreement.

WHEREAS, the Parties desire to amend Schedule B of the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.	All references in the Agreement to Legg Mason Investor Services, LLC shall be replaced with Franklin Distributors, LLC;

2.

Each and all reference in the Agreement and any amendment thereto, to the “Fund” or “Funds” hereby means Legg Mason Partners Variable Equity Trust, Legg Mason Partners Variable Income Trust, Legg Mason Partners Income Trust and Legg Mason Global Asset Management Trust.

3.	Each reference in the Agreement and any amendment thereto, to the “Parties” hereby means the Funds, the Distributor and the Company.

4.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B of this Amendment.

5.	The following replaces the address for the Distributor set forth in ARTICLE X. Notices:

If to the Distributor:

Franklin Distributors, LLC

100 First Stamford Place

Stamford, CT 06902

Attn: Intermediary Client Onboarding

Email: us_ico@franklintempleton.com

If to the Company:

Brighthouse Life Insurance Company

11225 North Community House Road

Charlotte, NC 28277

Attn: Legal Department

If to the Adviser:

Franklin Templeton Fund Adviser, LLC

280 Park Avenue, 8th Floor

New York, NY 10017

Attn: Legal Department

6. Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be February 25, 2025.

Franklin Distributors, LLC	Brighthouse Life Insurance Company

By: /s/ Robert Smith	By: /s/ Jason Frain
Name: Robert Smith	Name: Jason Frain
Title: Head of Business Administration	Title: Vice President
Date: 2/28/2025	Date: February 25, 2025

Franklin Templeton Fund Adviser, LLC	Legg Mason Partners Variable Equity Trust

By: /s/ Jane Trust	By: /s/ Jane Trust
Name: Jane Trust	Name:	Jane Trust
Title: President & CEO	Title: President & CEO
Date: 2/28/2025	Date: 2/28/2025

Legg Mason Partners Variable Income Trust

By: /s/Jane Trust
Name: Jane Trust
Title: President & CEO
Date: 2/28/2025

Legg Mason Partners Income Trust	Legg Mason Global Asset Management Trust

By: /s/ Jane Trust	By: /s/ Jane Trust
Name: Jane Trust	Name: Jane Trust
Title: President & CEO	Title: President & CEO
Date: 2/28/2025	Date: 2/28/2025

SCHEDULE A

Separate Accounts and Associated Contracts

Separate Accounts	Products

Brighthouse Separate Account Eleven for Variable Annuities	Gold Track

Gold Track Select

Gold Track Select - NY

Marquis Portfolios

Brighthouse Access

Brighthouse Access Select

Brighthouse Retirement Account

Pioneer AnnuiStar

Pioneer AnnuiStar Flex

Pioneer AnnuiStar Plus

Pioneer AnnuiStar Value

Portfolio Architect

Portfolio Architect II

Portfolio Architect 3

Portfolio Architect Access

Portfolio Architect L

Portfolio Architect Plus

Portfolio Architect Select

Portfolio Architect XTRA

Premier Advisers

Premier Advisers - Class II

Premier Advisers (Series II)

Premier Advisers II

Premier Advisers Ill

Premier Advisers Ill (Series II)

Premier Advisers AssetManager

Premier Advisers L

Premier Advisers L- Series II

PrimElite Annuity

PrimElite II Annuity

Universal Annuity

Universal Select Annuity

Universal Annuity Advantage

Vintage Access

Vintage Annuity

Vintage II

Vintage II- Series II

Vintage 3

Vintage L

Vintage XTRA

Vintage XTRA- Series II

Brighthouse Separate Account QPN for Variable Annuities	I Blue Print I Unregistered

Blue Print II Unregistered

Brighthouse Retirement

Perspectives

Prime Builder I Unregistered

Prime Builder II Unregistered

Unallocated Group

Unregistered Gold Track

Unregistered Gold Track - VSP

Unregistered Gold Track Express

Brighthouse Fund UL for Variable Life Insurance	Invest

Marketlife

Brighthouse Variable Life

Brighthouse Variable Life

Accumulator

Brighthouse Variable Life

Accumulator Series 2

Brighthouse Variable Life

Accumulator Series 3

Brighthouse Variable Survivorship

Life

Brighthouse Variable Survivorship

Life II

VintageLife

Brighthouse Fund UL Ill for Variable Life Insurance	Corporate Owned VUL I

Corporate Owned VUL 2000

Corporate Owned VUL Ill

Corporate Owned VUL IV

Corporate Select Policy

Brighthouse Separate Account CPPVUL1	COLI PPVUL1 Unregistered

Brighthouse Separate Account A	Marquis Portfolios (BLIC)

Pioneer PRISM

Pioneer PRISM L

Pioneer PRISM XC

PrimElite Ill

PrimElite IV

Prime Options

Vintage L (BLIC)

Vintage XC

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Legg Mason Partners Variable Equity Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
ClearBridge Variable Growth Portfolio	I	52467X203	0bps
ClearBridge Variable Growth Portfolio	II	52467X872	25bps
ClearBridge Variable Appreciation Portfolio	I	52467W882	0bps
ClearBridge Variable Appreciation Portfolio	II	52467W825	25bps
ClearBridge Variable Dividend Strategy Portfolio	I	52467W833	0bps
ClearBridge Variable Dividend Strategy Portfolio	II	52467W205	25bps
ClearBridge Variable Large Cap Growth Portfolio	I	52467X609	0bps
ClearBridge Variable Larae Cap Value Portfolio	I	52467M504	0bps
ClearBridge Variable Mid Cap Portfolio	I	52467X708	0bps
ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	0bps
ClearBridge Variable Small Cap Growth Portfolio	II	52467M819	25bps
Franklin Multi-Asset Variable Conservative Growth Fund	I	52467W502	0bps
Franklin Multi-Asset Variable Growth Fund	I	52467W700	0bps
Franklin Multi-Asset Variable Moderate Growth Fund	I	52467W601	0bps

Legg Mason Partners Variable Income Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	0bps
Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	25bps
Western Asset Core Plus VIT Portfolio	I	52467K771	0bps

Legg Mason Global Asset Management Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
ClearBridge Small Cap Fund	A	52469G513	25bps

Legg Mason Partners Income Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
Western Asset Corporate Bond Fund	A	52469F317	25bps